Exhibit 99.1

Contact:	Amelia Gary Castle Brands Inc. Phone: 800-882-8140 ir@castlebrandsinc.com

FOR IMMEDIATE RELEASE:

CASTLE BRANDS INC. ANNOUNCES FY2007 Q1 RESULTS;
SALES PERFORMANCE EXCEEDS ANALYST EXPECTATIONS

Organic Growth Leads Spirits Supplier to 16% Increase in Case Sales

New York City (August 11, 2006) — Castle Brands Inc. (AMEX: ROX), an international spirits supplier headquartered in New York City, today reported financial results for the quarter ending June 30, 2006, the first quarter of its fiscal year 2007. For FY07 Q1, Castle Brands posted net sales of $5.5 million, representing an 11% year-over-year increase from FY06 Q1. Gross profit increased 8% to $1.9 million during the period, up from $1.8 million in the prior fiscal year. Positive industry response to Castle Brands’ April 2006 public offering, coupled with strong organic growth across Castle Brands’ premium portfolio, led to a 16% jump in 9-liter case sales over FY06 Q1, tallying 70,495 cases for the quarter.

‘‘Given our particularly strong first quarter of last year, most Wall Street analysts who follow our company had predicted that both net sales and case sales would be essentially flat with last year’s performance,’’ said Mark Andrews, Chairman of the Board and Chief Executive Officer of Castle Brands. ‘‘I am very pleased to announce that Castle Brands exceeded those expectations for the first quarter of fiscal 2007, demonstrating the strength of Castle Brands’ premium portfolio and highly-experienced sales force, while further validating our strategic five-year growth plan.’’

Castle Brands' gross margin remained relatively constant at 35% during FY07 Q1. Selling expenses for the quarter as a percentage of net sales were 65%, compared to 64% in Q1 FY06 and 138% in Q1 FY05. During Q1 of FY07, Castle Brands prospectively adopted SFAS 123(R), accounting for stock based compensation, which resulted in a 2% increase in selling expense as a percentage of net sales ($84,869 as footnoted in the Condensed Consolidated Statement of Operations). Excluding this, the underlying comparable percentage for Q1 FY07 is 63%. Castle Brands uses this non-GAAP financial measure to more effectively compare ordinary course ongoing selling expense from period to period. Although selling expense increased each year in absolute terms, the comparable underlying percentage decrease trend continues to illustrate the effectiveness of Castle Brands’ brand building efforts. Operating losses for FY07 Q1 totaled $4.1 million, which were in line with Castle Brands’ projections and expected as part of Castle Brands’ stated strategic objectives to focus investment on growing a world-class premium portfolio and a corporate support structure to help achieve long-term returns. The Castle Brands’ anticipated loss for the quarter also reflected significant expenses of operating as a publicly traded entity and as mentioned above, the prospective adoption of SFAS 123(R), amortization of stock based compensation expense, which approximated $500,000 in the quarter and is included in both selling and general and administrative expenses.

First Quarter Highlights

Castle Brands completed its initial public offering, issuing 3,500,000 common shares, in April 2006 and is now listed on the American Stock Exchange. The offering raised net proceeds of $26 million to support Castle Brands’ long-term growth strategy.

‘‘While a public offering is an expensive and resource-intensive undertaking, we have seen great benefits beyond the obvious financial gain,’’ said Andrews. ‘‘Castle Brands' IPO effectively announced to the spirits industry that we are serious about growing our business and have the access to the capital markets necessary to become a world-class participant in the premium sector. The results we have seen, in terms of our strengthened distributor relationships alone, have been nothing short of outstanding. Following the Company’s public offering we saw a significant increase in traction for our portfolio in a number of our major markets in the US.’’

Brand Performance

Consumers’ ongoing interest in the premium spirits sector globally continued to fuel strong organic growth for Castle Brands’ portfolio, which includes Boru™ Vodka, Gosling’s Rum®, Sea Wynde® Rum, Knappogue Castle® Irish Single Malt Whiskey, Clontarf® Irish Whiskey, Celtic Crossing Liqueur®, Pallini® Limoncello, Raspicello and Peachcello and Brady’s Irish Cream®.

Castle Brands focuses its sales efforts in two territories — US and International. US case sales rose 30% in FY07 Q1 versus the previous year, driven by a strengthened sales force and increased marketing efforts. The US now accounts for 60% of Castle Brands’ case sales. International case sales were down 1% versus FY06 Q1. While Castle Brands saw a positive showing in Ireland, France and Sweden, market conditions in Great Britain and other parts of Europe versus last year held overall international sales relatively flat for the quarter versus the comparable prior year period.

Vodka

Supported by continued distribution gains and in-market promotional activities, along with continued trade advertising, Boru Vodka case sales increased 37% in the US and 7% on a global basis in the first quarter of FY07 versus the comparable prior year period. ‘‘The strong growth in the US was particularly gratifying, given the temporarily reduced consumer advertising spend pending the launch of our new Boru bottle towards the end of the current fiscal year,’’ said Andrews.

Rum

Castle Brands’ rum offerings continued to see strong growth, jumping 10% in case sales for the quarter versus the comparable prior year period. Gosling’s Rum led Castle Brands' sales in the category, fueled by emerging international sales. Gosling’s Rum continued to benefit from strong advertising spend in the US, featuring the start of a significant outdoor media campaign at the end of Q1 FY07.

Whiskey

Increased consumer interest in Irish spirits also helped Castle Brands witness growth in its whiskey portfolio. Castle Brands realized a 24% increase in case sales of its whiskey brands during FY07 Q1 versus the comparable prior year period.

Cordials/Liqueurs

Cordials and Liqueurs proved to be the strongest-growing category for Castle Brands in the first quarter of the fiscal year. The category saw a 68% increase versus the comparable prior year period driven by high consumer demand for Castle Brands’ Pallini line of liqueurs, as well as an increase in sales for Celtic Crossing Liqueur and Brady’s Irish Cream.

‘‘The benefits of having a strong premium portfolio in today’s competitive marketplace are clear,’’ continued Andrews. ‘‘We believe we have positioned ourselves well in four of the fastest growing spirits categories, will look to further support our brands with increased marketing efforts and one of the best sales teams in the industry today.’’

Executive Summary Statement

‘‘Given the potential for disruption during the process of an initial public offering, we are pleased with the results Castle Brands posted during the first quarter of our 2007 fiscal year. We received exceptional support from our distributors and business partners, which we expect will continue as we grow our portfolio, backing it with increased marketing and a sales force which, in our opinion, is second to none.’’

‘‘During this quarter, we exceeded our goals, and we did it through the organic growth of our existing portfolio. I think our performance signals to our investors and the industry that we have the right corporate structure and business plan to continue to build Castle Brands aggressively. While increased investment in our brands and the expenses involved in being a new public company resulted in an expected loss for the quarter, we are on our way to achieving our long-term strategic goals, delivering top-line growth and shareholder value. Although Castle Brands does not issue quarterly guidance, I am pleased to say that we are in line to meet analyst estimates for the current fiscal year based on current market conditions,’’ said Andrews.

More about Castle Brands Inc.

Castle Brands is an emerging developer and global marketer of premium branded spirits within four growing categories of the spirits industry: vodka, rum, Irish whiskey and liqueurs/cordials. Currently, the Castle Brands’ portfolio includes Boru™ Vodka, Gosling’s Rum®, Sea Wynde® Rum, Knappogue Castle® Irish Single Malt Whiskey, Clontarf® Irish Whiskey, Celtic Crossing Liqueur®, Pallini® Limoncello, Raspicello and Peachcello and Brady’s Irish Cream®.

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Forward Looking Statements

This press release includes statements of our expectations, intentions plans and beliefs that constitute ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘thinks,’’ ‘‘estimates,’’ ‘‘seeks,’’ ‘‘expects,’’ ‘‘predicts,’’ ‘‘could,’’ ‘‘projects,’’ ‘‘potential’’ and other similar terms and phrases, including references to assumptions, in this press release to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Conference Call

Castle Brands will host a conference call to discuss first quarter results on August 14, 2006 at 8:30 a.m. EST. All interested parties in the U.S. are invited to join the conference by dialing (800) 289-0496 and asking for the Castle Brands call. International callers should dial (913) 981-5519 and ask for the Castle Brands call. No password is required. The Company suggests that participants dial in approximately ten minutes in advance of the 8:30 a.m. start of the conference call.

For those unable to participate in the live call, a replay will be available by calling (888) 203-1112 (U.S.) or (719) 457-0820 (international). The access code is 5301461. A digital audio recording of the conference call will also be available on the Castle Brands website approximately one hour after the conclusion of the conference call. The replay will be available for at least 30 days following the conference call.

CASTLE BRANDS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,
	2006	2005*
Sales, net	$5,460,405	$4,916,394
Gross profit	1,896,346	1,763,202
Selling expense**	3,542,572	3,137,387
General and administrative expense***	2,235,791	1,137,476
Depreciation and amortization	234,494	221,485
Operating loss	(4,116,511)	(2,733,146)
Other income (expense), net	(7,200)	7,347
Foreign exchange gain/(loss)	397,412	(312,971)
Interest expense, net	(718,044)	(258,930)
Income tax benefit	37,038	37,038
Minority interests	343,359	129,159
Net loss	(4,063,946)	(3,131,503)
Preferred stock dividends	48,238	305,179
Net loss attributable to common stockholders	$(4,112,184)	$(3,436,682)
Net loss attributable to common stockholders per common share
Basic	$(0.36)	$(1.11)
Diluted	$(0.36)	$(1.11)
Weighted average shares used in computation
Basic	11,422,725	3,106,666
Diluted	11,422,725	3,106,666

*	As revised

**	Includes amortization of stock based compensation of $84,869 as a result of the prospective adoption of SFAS 123(R) as of April 1, 2006.

***	Includes amortization of stock based compensation of $409,625 as a result of the prospective adoption of SFAS 123(R) as of April 1, 2006.

CASTLE BRANDS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2006	March 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,401,781	$1,392,016
Accounts receivable, net	4,574,848	3,511,215
Inventories	7,539,598	6,673,235
Other current assets	2,437,116	1,974,985
TOTAL CURRENT ASSETS	34,953,343	13,551,451
EQUIPMENT – net	470,464	407,983
OTHER ASSETS
Intangible assets – net	13,826,934	13,936,427
Goodwill	11,649,430	11,649,430
Deferred registration costs	—	2,823,594
Other assets	953,930	1,275,325
TOTAL ASSETS	$61,854,101	$43,644,210
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Current maturities of notes payable and capital leases	$1,352,244	$3,678,547
Accounts payable, accrued expenses, put warrant payable and derivative instrument	5,977,812	6,743,703
Due to stockholders and affiliates	1,804,251	2,121,334
Convertible stockholder notes payable	—	1,660,148
Stockholder notes payable	—	147,113
TOTAL CURRENT LIABILITIES	9,134,307	14,350,845
LONG TERM LIABILITIES
Senior notes payable	4,599,939	4,594,791
Notes payable and capital leases, less current maturities	9,020,465	15,350,640
Preferred stock and preferred membership units dividends payable	—	1,546,480
Deferred tax liability	2,666,477	2,703,515
TOTAL LIABILITIES	25,421,188	38,546,271
REDEEMABLE CONVERTIBLE PREFERRED STOCK
Redeemable convertible preferred stock Series A, B, C	—	28,447,683
MINORITY INTERESTS	2,331,372	2,674,731
STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock, $.01 par value, 20,500,000 shares authorized, issued and outstanding 12,009,741 shares at June 30, 2006 and 3,106,666 at March 31, 2006	120,098	31,067
Additional paid in capital	81,574,285	17,182,405
Accumulated deficiency	(47,468,833)	(43,404,887)
Accumulated other comprehensive (loss)/income	(124,009)	166,940
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	34,101,541	(26,024,475)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$61,854,101	$43,644,210

CASTLE BRANDS INC. AND SUBSIDIARIES
Geographic and Category Case Sales

	Three Months Ended June 30,
	2006	2005
Total
United States	42,530	32,678
International	27,965	28,268
Total	70,495	60,946
Vodka
United States	14,366	10,456
International	19,498	21,331
Total	33,864	31,787
Rum
United States	15,740	15,031
International	4,123	3,101
Total	19,863	18,132
Whiskey
United States	1,188	944
International	3,675	2,979
Total	4,863	3,923
Liqueurs/Cordials
United States	11,236	6,247
International	669	857
Total	11,905	7,104